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                                                                    EXHIBIT 23.1
CONSENT OF ARTHUR ANDERSEN LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation of our report dated January 29, 2002 included in this Form 10-K, into NiSource Inc.'s previously filed Form S-3 Registration Statement No. 333-49330 and 333-49330-01,Form S-4 Registration Statement No. 333-54650 and 333-54650-01, and Form S-4 Registration Statement Nos. 333-33896 and 333-33896-01.


/s/ Arthur Andersen LLP

Chicago, Illinois

February 22, 2002